Exhibit 99.1

Vaso Active Pharmaceuticals Inc. To Reschedule Annual

Meeting of Stockholders

DANVERS, Mass.—(BUSINESS WIRE)—May 3, 2004—Vaso Active Pharmaceuticals, Inc. today announced that the Annual Meeting of Stockholders of the Company, originally scheduled to be held on May 13, 2004, has been postponed and will be rescheduled for a later date yet to be determined.  Once an alternate date is established, the Company will provide its stockholders with the appropriate notice and meeting information.

Forward-looking statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company hereafter files with the Commission.

Contact:

Contact:
Matt Carter
Vaso Active Pharmaceuticals
978-750-1991 x28
mcarter@vasoactive.us

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